Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements and financial statement schedule of Canadian Solar Inc. and subsidiaries (the “Company”), and the effectiveness of Company’s internal control over financial reporting dated April 28, 2014, appearing in the Annual Report on Form 20-F of Canadian Solar Inc. for the year ended December 31, 2013.

/s/ DELOITTE TOUCHE TOHMATSU CERTIFIED PUBLIC ACCOUNTANTS LLP

Shanghai, China

January 30, 2015